Exhibit g2

[Logo] CHASE

             -------------------------------------------------------



                            GLOBAL CUSTODY AGREEMENT

                                     BETWEEN

                         COLUMBIA TECHNOLOGY FUND, INC.

                                       AND

                            THE CHASE MANHATTAN BANK








                                                       ___________________, 2000

                           GLOBAL CUSTODY AGREEMENT


         This Agreement, dated _________________2000, is between THE CHASE MANHATTAN BANK ("Bank"), with a place of business at 270 Park Avenue, New York, New York 10017; and COLUMBIA TECHNOLOGY FUND, INC. ("Customer") with a place of business at 1301 S.W. Fifth Avenue, Portland, Oregon 97201.


                    1. INTENTION OF THE PARTIES; DEFINITIONS

1.1      Intention of the Parties.
         ------------------------

         (a) This Agreement sets out the terms governing custodial, settlement and certain other associated services offered by Bank to Customer. Bank shall be responsible for the performance of only those duties that are set forth in this Agreement or expressly contained in Instructions that are consistent with the provisions of this Agreement and with Bank's operations and procedures. Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services hereunder.

         (b) Investing in foreign markets may be a risky enterprise. The holding of Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. Bank shall not be liable for any loss that results from the general risks of investing or Country Risk.

1.2      Definitions.
         -----------

         (a) As used herein, the following terms have the meaning hereinafter stated.

     "Account" has the meaning set forth in Section 2.1 of this Agreement.

     "Affiliate" means an entity controlling, controlled by, or under common control with, Bank.

     "Affiliated Subcustodian" means a Subcustodian that is an Affiliate.

     "Applicable Law" means any statute, whether national, state or local, applicable in the United States or any other country, the rules of the treaty establishing the European Community, any other law, rule, regulation or interpretation of any governmental entity, any applicable common law, and any decree, injunction, judgment, order, ruling, or writ of any governmental entity.

     "Authorized Person" means any person (including an investment manager or other agent) who has been designated by written notice from Customer or its designated


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

     agent to act on behalf of Customer hereunder. Such persons shall continue to be Authorized Persons until such time as Bank receives Instructions from Customer or its designated agent that any such person is no longer an Authorized Person.

     "Bank Indemnitees" means Bank, its Subcustodians, and their respective nominees, directors, officers, employees and agents.

     "Bank's  London  Branch"  means  the  London  branch  office  of The  Chase
         Manhattan Bank.

     "Cash Account" has the meaning set forth in Section 2.1(a)(ii).

     "Corporate Action" means any subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account that require discretionary action by the holder, but does not include proxy voting.

     "Country Risk" means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from: nationalization, expropriation or other governmental actions; the country's financial infrastructure, including prevailing custody and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

     "Entitlement  Holder" means the person named on the records of a Securities
         Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

     "Financial Asset" means, as the context  requires,  either the asset itself or the means by which a person's claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. "Financial Asset" does not include cash.

     "Instructions" has the meaning set forth in Section 3.1 of this Agreement.

     "Liabilities" means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys', accountants', consultants' or experts' fees and disbursements).

     "Securities" means stocks, bonds, rights, warrants and other negotiable and non-negotiable instruments, whether issued in certificated or uncertificated form, that are commonly traded or dealt in on securities exchanges or financial markets. "Securities" also means other obligations of an issuer, or shares, participations and interests in an issuer recognized in the country in which it is issued or dealt in as a medium


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

         for investment and any other property as may be acceptable to Bank for the Securities Account.

     "Securities Account" means each Securities custody account on Bank's records to which Financial Assets are or may be credited pursuant hereto.

     "Securities Depository" has the meaning set forth in Section 5.1 of this Agreement.

     "Securities Entitlement" means the rights and property interest of an Entitlement Holder with respect to a Financial Asset as set forth in
         Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

     "Securities   Intermediary"  means  Bank,  a  Subcustodian,   a  Securities
         Depository, and any other financial institution which in the ordinary course of business maintains custody accounts for others and acts in that capacity.

     "Subcustodian"  has the  meaning  set  forth in  Section  5.1 and  includes
         Affiliated Subcustodians.

         (b) All terms in the singular shall have the same meaning in the plural unless the context otherwise provides and visa versa.



                         2. WHAT BANK IS REQUIRED TO DO

2.1      Set Up Accounts.
         ---------------

         (a)  Bank  shall   establish  and  maintain  the   following   accounts
("Accounts"):

              (i) a Securities Account in the name of Customer for Financial Assets, which may be received by Bank or its Subcustodian for the account of Customer, including as an Entitlement Holder; and

              (ii) an account in the name of Customer  ("Cash  Account") for any and all cash in any currency received by Bank or its Subcustodian for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian shall be held in that manner and shall not be part of the Cash Account.

         (b) At the request of Customer, additional Accounts may be opened in the future, which shall be subject to the terms of this Agreement.



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

2.2      Cash Account.
         ------------

         Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account shall be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank's London Branch. Any cash so deposited with Bank's London Branch shall be payable exclusively by Bank's London Branch in the applicable currency, subject to compliance with any applicable laws, regulations, governmental decrees or similar orders including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency..

2.3      Segregation of Assets; Nominee Name.
         -----------------------------------

         (a) Bank shall identify in its records that Financial Assets credited to Customer's Securities Account belong to Customer (except as otherwise may be agreed by Bank and Customer).

         (b) To the extent permitted by Applicable Law or market practice, Bank shall require each Subcustodian to identify in its own records that Financial Assets credited to Customer's Securities Account belong to customers of Bank, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

         (c) Bank is authorized, in its discretion, to hold in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form; and to register in the name of the Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form. Customer authorizes Bank or its Subcustodian to hold Financial Assets in omnibus accounts and shall accept delivery of Financial Assets of the same class and denomination as those deposited with Bank or its Subcustodian.

2.4      Settlement of Trades.
         --------------------

         When Bank receives an Instruction directing settlement of a trade in Financial Assets that includes all information required by Bank, Bank shall use reasonable care to effect such settlement as instructed. Settlement of purchases and sales of Financial Assets shall be conducted in accordance with prevailing standards of the market in which the transaction occurs. The risk of loss shall be Customer's whenever Bank delivers Financial Assets or payment in accordance with applicable market practice in advance of receipt or settlement of the expected consideration. In the case of the failure of Customer's counterparty to deliver the expected consideration as agreed, Bank shall contact the counterparty to seek settlement, but Bank shall not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

2.5      Contractual Settlement Date Accounting.
         --------------------------------------

         (a) Bank shall effect book entries on a "contractual settlement date accounting" basis as described below with respect to the settlement of trades in those markets where Bank generally offers contractual settlement day accounting and shall notify Customer of these markets from time to time.
                  (i) Sales: On the settlement date for a sale, Bank shall credit the Cash Account with the sale proceeds of the sale and transfer the relevant Financial Assets to an account pending settlement of the trade if not already delivered.

                  (ii) Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank shall debit the Cash Account with the settlement monies and credit a separate account. Bank then shall post the Securities Account as awaiting receipt of the expected Financial Assets. Customer shall not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Bank reserves the right to restrict in good faith the availability of contractual day settlement accounting for credit reasons.

         (b) Bank may (in its absolute discretion) upon oral or written notification to Customer reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement, and Customer shall be responsible for any costs or liabilities resulting from such reversal. Customer acknowledges that the procedures described in this sub-section are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6      Actual Settlement Date Accounting.
         ---------------------------------

         With respect to any sale or purchase transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank shall post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received by Bank.

2.7      Income Collection; Autocredit.
         -----------------------------

         (a) Bank shall credit the Cash Account with income and redemption proceeds on Financial Assets in accordance with the times notified by Bank from time to time on or after the anticipated payment date, net of any taxes that are withheld by Bank or any third party. Where no time is specified for a particular market, income and redemption proceeds from Financial Assets shall be credited only after actual receipt and reconciliation. Bank may reverse such credits upon oral or written notification to Customer that Bank believes that the



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

corresponding payment shall not be received by Bank within a reasonable period or such credit was incorrect.

         (b) Bank shall make reasonable endeavors in its discretion to contact appropriate parties to collect unpaid interest, dividends or redemption proceeds, but neither Bank nor its Subcustodians shall be obliged to file any formal notice of default, institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action.

2.8      Fractions/ Redemptions by Lot.
         -----------------------------

         Bank may sell fractional interests in Financial Assets and credit the Cash Account with the proceeds of the sale. If some, but not all, of an outstanding class of Financial Asset is called for redemption, Bank may allot the amount redeemed among the respective beneficial holders of such class of Financial Asset in any manner Bank deems to be fair and equitable.

2.9      Presentation of Coupons; Certain Other Ministerial Acts.

     Until Bank receives Instructions to the contrary, Bank shall:

                  (a) present all Financial Assets for which Bank has received notice of a call for redemption or that have otherwise matured, and all income and interest coupons and other income items that call for payment upon presentation;

                  (b) execute in the name of Customer such certificates as may be required to obtain payment in respect of Financial Assets; and

                  (c) exchange interim or temporary documents of title held in the Securities Account for definitive documents of title.

2.10     Corporate Actions.
         -----------------

         (a) Bank shall follow Corporate Actions and advise Customer of those Corporate Actions of which Bank's central corporate actions department receives notice from the issuer or from the Securities Depository in which such Financial Assets are maintained or notice published in publications and reported in reporting services routinely used by Bank for this purpose.

         (b) If an Authorized Person fails to provide Bank with timely Instructions with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees shall take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and Customer or as may be set forth by Bank as a default action in the advice it provides under Section 2.10 (a) with respect to that Corporate Action.

2.11     Proxy Voting.
         ------------

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

         (a) Subject to and upon the terms of this sub-section, Bank shall provide Customer with information which it receives on matters to be voted upon at meetings of holders of Financial Assets ("Notifications"), and Bank shall act in accordance with Customer's Instructions in relation to such Notifications ("the active proxy voting service"). If information is received by Bank at its proxy voting department too late to permit timely voting by Customer, Bank's only obligation shall be to provide, so far as reasonably practicable, a Notification (or summary information concerning a Notification) on an "information only" basis.

         (b) The active proxy voting service is available only in certain markets, details of which are available from Bank on request. Provision of the active proxy voting service is conditional upon receipt by Bank of a duly completed enrollment form as well as additional documentation that may be required for certain markets.

         (c) Bank shall act upon Instructions to vote on matters referred to in a Notification, provided Instructions are received by Bank at its proxy voting department by the deadline referred to in the relevant Notification. If Instructions are not received in a timely manner, Bank shall not be obligated to provide further notice to Customer.

         (d) Bank reserves the right to provide Notifications or parts thereof in the language received. Bank shall attempt in good faith to provide accurate and complete Notifications, whether or not translated.

         (e) Customer acknowledges that Notifications and other information furnished pursuant to the active proxy voting service ("information") are proprietary to Bank and that Bank owns all intellectual property rights, including copyrights and patents, embodied therein. Accordingly, Customer shall not make any use of such information except in connection with the active proxy voting service.

         (f) In markets where the active proxy voting service is not available or where Bank has not received a duly completed enrollment form or other relevant documentation, Bank shall not provide Notifications to Customer but shall endeavor to act upon Instructions to vote on matters before meetings of holders of Financial Assets where it is reasonably practicable for Bank (or its Subcustodians or nominees as the case may be) to do so and where such Instructions are received in time for Bank to take timely action (the "passive proxy voting service").

         (g) Customer acknowledges that the provision of proxy voting services (whether active or passive) may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to: (i) the Financial Assets being on loan or out for registration, (ii) the pendency of conversion or another corporate action, or (iii) Financial Assets being held at Customer's request in a name not subject to the control of Bank or its Subcustodian, in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting, local market regulations or practices, or


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

restrictions by the issuer. Additionally, in some cases Bank may be required to vote all shares held for a particular issue for all of Bank's customers in the same way. Bank shall inform Customer where this is the case.

         (h) Notwithstanding the fact that Bank may act in a fiduciary capacity with respect to Customer under other agreements or otherwise hereunder, in performing active or passive voting proxy services Bank shall be acting solely as the agent of Customer, and shall not exercise any discretion with regard to such proxy services or vote any proxy except when directed by an Authorized Person.

2.12     Statements and Information Available On-Line.
         --------------------------------------------

         (a) Bank shall issue statements to Customer at times mutually agreed identifying the Financial Assets and cash in the Accounts. Bank also shall provide additional statements containing this information upon Customer's request. Additionally, Bank shall send (or make available on-line to) Customer an advice or notification of any transfers of cash or Financial Assets with respect to the Accounts. Bank shall not be liable with respect to any matter set forth in those portions of any such statement (or reasonably implied therefrom) to which Customer has not given Bank a written exception or objection within sixty (60) days of receipt of the statement. References in this Agreement to statements include any statements in electronic form.

         (b) Prices and other information obtained from third parties which may be contained in any statement sent to Customer have been obtained from sources Bank believes to be reliable. Bank does not, however, make any representation as to the accuracy of such information or that the prices specified necessarily reflect the proceeds that would be received on a disposal of the relevant Financial Assets.

         (c) Customer acknowledges that records and unaudited reports available to it on-line shall be unaudited and may not be accurate due to inaccurate pricing, delays in updating Account records, and other causes. Bank shall not be liable for any loss or damage arising out of the inaccuracy of any such records or unaudited reports accessed on-line.

2.13     Access to Bank's Records.
         ------------------------

         Bank shall allow Customer's independent public accountants such reasonable access to the records of Bank relating to Financial Assets as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under Applicable Law, Bank also shall obtain an undertaking to permit Customer's independent public accountants reasonable access to the records of any Subcustodian of Securities held in the Securities Account as may be required in connection with such examination.

2.14     Maintenance of Financial Assets at Bank and Subcustodian Locations.
         ------------------------------------------------------------------



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

         (a) Unless Instructions require another location acceptable to Bank, Financial Assets shall be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

         (b) Bank shall not be obliged to follow an Instruction to hold Financial Assets with, or have them registered or recorded in the name of, any person not chosen by Bank. However, if Customer does instruct Bank to hold Securities with or register or record Securities in the name of a person not chosen by Bank, the consequences of doing so are at Customer's own risk and Bank shall not be liable therefor.

2.15     Tax Reclaims.
         ------------

         Bank shall provide tax reclamation services as provided in Section 8.2.


2.16     Foreign Exchange Transactions.
         -----------------------------

         To facilitate the administration of Customer's trading and investment activity, Bank may, but shall not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available. In all cases where Bank, its Affiliates or Subcustodians enter into a master foreign exchange contract that covers foreign exchange transactions for the Accounts, the terms and conditions of that foreign exchange contract and, to the extent not inconsistent, this Agreement, shall apply to such transactions.


                                 3. INSTRUCTIONS

3.1      Acting on Instructions; Unclear Instructions.
         --------------------------------------------

         (a) Bank is authorized to act under this Agreement (or to refrain from taking action) in accordance with the instructions received by Bank, via telephone, telex, facsimile transmission, or other teleprocess or electronic instruction or trade information system acceptable to Bank ("Instructions"). Bank shall have no responsibility for the authenticity or propriety of any Instructions that Bank believes in good faith to have been given by Authorized Persons or which are transmitted with proper testing or authentication pursuant to terms and conditions that Bank may specify. Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer shall indemnify the Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be


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

imposed on, incurred by, or asserted against the Bank Indemnitees as a result of any action or omission taken in accordance with any Instructions or other directions upon which Bank is authorized to rely under the terms of this Agreement.

         (b)  Unless  otherwise  expressly  provided,   all  Instructions  shall
continue in full force and effect until canceled or superseded.

         (c) Bank may (in its sole discretion and without affecting any part of this Section 3.1) seek clarification or confirmation of an Instruction from an Authorized Person and may decline to act upon an Instruction if it does not receive clarification or confirmation satisfactory to it. Bank shall not be liable for any loss arising from any delay while it seeks such clarification or confirmation.

         (d) In executing or paying a payment order Bank may rely upon the identifying number (e.g. Fedwire routing number or account) of any party as instructed in the payment order. Customer assumes full responsibility for any inconsistency between the name and identifying number of any party in payment orders issued to Bank in Customer's name.

3.2      Confirmation of Oral Instructions/ Security Devices.
         ---------------------------------------------------

         Any Instructions delivered to Bank by telephone shall promptly thereafter be confirmed in writing by an Authorized Person. Each confirmation is to be clearly marked "Confirmation." Bank shall not be liable for having followed such Instructions notwithstanding the failure of an Authorized Person to send such confirmation in writing or the failure of such confirmation to conform to the telephone Instructions received. Either party may record any of their telephonic communications. Customer shall comply with any security procedures reasonably required by Bank from time to time with respect to verification of Instructions. Customer shall be responsible for safeguarding any test keys, identification codes or other security devices that Bank shall make available to Customer or any Authorized Person.

3.3      Instructions; Contrary to Law/Market Practice.
         ---------------------------------------------

         Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice but shall be under no duty to investigate whether any Instructions comply with Applicable Law or market practice.

3.4      Cut-off Times.
         -------------

         Bank has established cut-off times for receipt of some categories of Instruction, which shall be made available to Customer. If Bank receives an Instruction after its established cut-off time, it shall attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable after that day.





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

                4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK

4.1      Fees and Expenses.
         -----------------

         Customer shall pay Bank for its services hereunder the fees set forth in Schedule 2 hereto or such other amounts as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, including, but not limited to, legal fees. Customer authorizes Bank to charge the Cash Account, for any such fees or expenses.

4.2      Overdrafts.
         ----------

         If a debit to any currency in the Cash Account results in a debit balance in that currency (without regard to any Cash Account investments) then Bank may, in its discretion, advance an amount equal to the overdraft and such an advance shall be deemed a loan to Customer, payable on demand, bearing interest at the rate charged by Bank from time to time, for overdrafts incurred by customers similar to Customer, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available from time to time. No prior action or course of dealing on Bank's part with respect to the settlement of transactions on Customer's behalf shall be asserted by Customer against Bank for Bank's refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account.

4.3      Bank's Right Over Securities;  Set-off.
         --------------------------------------

         (a) Customer grants Bank a security interest in and a lien on the Financial Assets held in the Securities Account as security for any and all amounts which are now or become owing to Bank under any provision of this Agreement, whether or not matured or contingent ("Indebtedness").

         (b) Bank shall be further entitled to set any such Indebtedness off against any cash or deposit account with Bank or any of its Affiliates of which Customer is the beneficial owner, regardless of the currency involved. Bank shall notify Customer in advance of any such charge unless Bank reasonably believes that it might prejudice its interests to do so and, in such event, Bank shall notify Customer promptly afterwards.


           5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS

5.1      Appointment of Subcustodians; Use of Securities Depositories.
         ------------------------------------------------------------

         (a) Bank is authorized under this Agreement to act through and hold Customer's Financial Assets with subcustodians, being at the date of this Agreement the entities listed in

Schedule 1 and/or such other entities as Bank may appoint as subcustodians ("Subcustodians"). Bank shall use reasonable care in the selection and continued appointment of such Subcustodians. In addition, Bank and each Subcustodian may deposit Financial Assets with, and hold Financial Assets in, any securities depository, settlement system, dematerialized book entry system or similar system (together a "Securities Depository") on such terms as such systems customarily operate and Customer shall provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such systems.

         (b) Any agreement Bank enters into with a Subcustodian for holding Bank's customers' assets shall provide that such assets shall not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar laws, and that the beneficial ownership of such assets shall be freely transferable without the payment of money or value other than for safe custody or administration. Where a Subcustodian deposits Securities with a
Securities Depository, Bank shall cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian's account at such Securities Depository. The foregoing shall not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

         (c) Bank shall have no responsibility for any act or omission by (or the insolvency of) any Securities Depository. In the event Customer incurs a loss due to the negligence, willful misconduct, or insolvency of a Securities Depository, Bank shall make reasonable endeavors, in its discretion, to seek recovery from the Securities Depository.

5.2      Liability for Subcustodians.
         ---------------------------

         (a) Subject to Section 7.1(b), Bank shall be liable for direct losses incurred by Customer that result from:

                  (i) the failure by the Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful default of such Subcustodian in the provision of custodial services by it; or

                  (ii)     the insolvency of any Affiliated Subcustodian.

         (b) Subject to Section 7.1(b) and Bank's duty to use reasonable care in the monitoring of a Subcustodian's financial condition as reflected in its published financial statements and other publicly available financial information concerning it, Bank shall not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

         (c) Bank reserves the right to add, replace or remove Subcustodians. Bank shall give prompt notice of any such action, which shall be advance notice if practicable. Upon request by Customer, Bank shall identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

5.3      Use of Agents.
         -------------

         (a) Bank may provide certain services under this Agreement through third parties. These third parties may be Affiliates. Except to the extent provided in Section 5.2 with respect to Subcustodians, Bank shall not be responsible for any loss as a result of a failure by any broker or any other third party that it selects and retains using reasonable care to provide ancillary services, such as pricing, proxy voting, and corporate action services, that it does not customarily provide itself. Nevertheless, Bank shall be liable for the performance of any such service provider selected by Bank that is an Affiliate to the same extent as Bank would have been liable if it performed such services itself.

         (b) Bank shall execute transactions involving Financial Assets of United States origin through a broker which is an Affiliate (i) in the case of the sale under Section 2.8 of a fractional interest or (ii) if an Authorized Person directs Bank to use the affiliated broker or otherwise requests that Bank select a broker for that transaction, unless, in either case, the Affiliate does not execute similar transactions in such Financial Assets. The affiliated broker may charge its customary commission (or retain its customary spread) with respect to either such transaction.


                  6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER

6.1      Representations of Customer.
         ---------------------------

         Customer represents and warrants to Bank that: (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use
Bank as its custodian in accordance with the terms of this Agreement and to incur indebtedness, pledge Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; and (ii) this Agreement is its legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement. Bank may rely upon the above or the certification of such other facts as may be required to administer Bank's obligations hereunder.

6.2      Customer to Provide Certain Information to Bank.
         -----------------------------------------------

         Upon request, Customer shall promptly provide to Bank such information about itself and its financial status as Bank may reasonably request, including Customer's organizational documents and its current audited and unaudited financial statements.

6.3      Customer is Liable to Bank Even if it is Acting for Another Person.
         ------------------------------------------------------------------

         If Customer is acting as an agent for a disclosed or undisclosed principal in respect of any transaction, cash, or Financial Asset, Bank nevertheless shall treat Customer as its principal for all purposes under this Agreement. In this regard, Customer shall be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing shall not affect any rights Bank might have against Customer's principal.


                       7. WHEN BANK IS LIABLE TO CUSTOMER

7.1      Standard of Care; Liability.
         ---------------------------

         (a) Bank shall use reasonable care in performing its obligations under this Agreement. Bank shall not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

         (b) Bank shall be liable for Customer's direct damages to the extent they result from Bank's negligence or willful misconduct in performing its duties as set out in this Agreement and to the extent provided for in Section 5.2(a). Nevertheless, under no circumstances shall Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts or Bank's performance hereunder or its role as custodian.

         (c) Customer shall indemnify the Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of the Bank Indemnitees in connection with or arising out of Bank's performance under this Agreement, provided the Bank Indemnitees have not acted with negligence or engaged in fraud or willful misconduct in connection with the Liabilities in question. Nevertheless, Customer shall not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement.

         (d) Without limiting Subsections 7.1 (a), (b) or (c), Bank shall have no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7(b) of this Agreement; (iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash; or (v) review or reconcile trade confirmations received from brokers (and Customer or its Authorized Persons issuing Instructions shall bear any responsibility to review such confirmations against Instructions issued to and statements issued by Bank).

7.2      Force Majeure.
         -------------

         Bank shall maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank shall have no liability, however, for any damage, loss or expense of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except to the extent such malfunction is primarily attributable to Bank's negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities, or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

7.3      Bank  May Consult With Counsel.
         ------------------------------

         Bank shall be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and shall not be liable to Customer for any action reasonably taken or omitted pursuant to such advice.

7.4      Bank Provides Diverse Financial Services and  May Generate Profits as a
         -----------------------------------------------------------------------
         Result.
         ------

         Customer acknowledges that Bank or its Affiliates may have a material interest in transactions entered into by Customer with respect to the Account or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its Affiliates may act as a market maker in the Financial Assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such Financial Assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the Financial Assets, or earn profits from any of these activities. Customer acknowledges that Bank or its Affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer. Bank is not under any duty to disclose any such information.

                                   8. TAXATION

8.1      Tax Obligations.
         ---------------

         (a) Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

         (b) If Bank does not receive appropriate declarations, documentation and information then additional United Kingdom taxation shall be deducted from all income received in respect of the Financial Assets issued outside the United Kingdom (which shall for this purpose include United Kingdom Eurobonds) and any applicable United States tax (including, but not limited to, non-resident alien tax) shall be deducted from United States source income. Customer shall provide to Bank such certifications, documentation, and information as it may require in connection with taxation, and warrants that, when given, this information is true and correct in every respect, not misleading in any way, and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting.

         (c) Customer shall be responsible for the payment of all taxes relating to the Financial Assets in the Securities Account, and Customer shall pay, indemnify and hold Bank harmless from and against any and all liabilities, penalties, interest or additions to tax with respect to or resulting from, any delay in, or failure by, Bank (1) to pay, withhold or report any U.S. federal, state or local taxes or foreign taxes imposed on, or (2) to report interest, dividend or other income paid or credited to the Cash Account, whether such failure or delay by Bank to pay, withhold or report tax or income is the result of (x) Customer's failure to comply with the terms of this paragraph, or (y) Bank's own acts or omissions; provided however, Customer shall not be liable to Bank for any penalty or additions to tax due as a result of Bank's failure to pay or withhold tax or to report interest, dividend or other income paid or credited to the Cash Account solely as a result of Bank's negligent acts or omissions.

8.2      Tax Reclaims.
         ------------

         (a) Subject to the provisions of this Section, Bank shall apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available.

         (b) The provision of a tax reclamation service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank). If Financial Assets credited to the Account are beneficially owned by someone other than Customer, this information shall be necessary with respect to the beneficial owner. Customer acknowledges that Bank shall be unable to perform tax reclamation services unless it receives this information.

         (c) Bank shall perform tax reclamation services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax reclamation services are offered. Other than as expressly provided in this Section 8.2 Bank shall have no responsibility with regard to Customer's tax position or status in any jurisdiction.

         (d)  Customer   confirms  that  Bank  is  authorized  to  disclose  any
information requested by any revenue authority or any governmental body in relation to the processing of any tax reclaim.

                                 9. TERMINATION

         Either party may terminate this Agreement on sixty days' notice in writing to the other party. If Customer gives notice of termination, it must provide full details of the persons to whom Bank must deliver Financial Assets and cash. If Bank gives notice of termination, then Customer must, within sixty days, notify Bank of details of its new custodian, failing which Bank may elect (at any time after the sixty day notice period) either to retain the Financial Assets and cash until such details are given, continuing to charge fees due (in which case Bank's sole obligation shall be for the safekeeping of the Financial Assets and cash), or deliver the Financial Assets and cash to Customer. Bank shall in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank shall be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer shall reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination shall not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.


                                10. MISCELLANEOUS

10.1     Notices.
         -------

         Notices (other than Instructions) shall be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice shall not be deemed to be given unless it has been received.

10.2     Successors and Assigns.
         ----------------------

         This Agreement shall be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld.

10.3     Interpretation.
         --------------

         Headings are for convenience only and are not intended to affect interpretation. References to sections are to sections of this Agreement and references to sub-sections and paragraphs are to sub-sections of the sections and paragraphs of the sub-sections in which they appear.

10.4     Entire Agreement.
         ----------------
         (a)  The following Rider(s) are incorporated into this Agreement:

                  ___      Cash Trade Execution;

                  ___      Accounting Services

                  ___      Mutual Fund

                  ___      Domestic and Global

         (b) This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5     Information Concerning Deposits at Bank.
         ---------------------------------------

         (a) Bank's London Branch is a member of the United Kingdom Deposit Protection Scheme (the "Scheme") established under Banking Act 1987 (as amended). The Scheme provides that in the event of Bank's insolvency payments may be made to certain customers of Bank's London Branch. Payments under the Scheme are limited to 90% of a depositor's total cash deposits subject to a maximum payment to any one depositor of (pound)18,000 (or ECU 20,000 if greater). Most deposits denominated in sterling and other European Economic Area Currencies and ECU made with Bank within the United Kingdom are covered. Further details of the Scheme are available on request.

         (b) In the event that Bank incurs a loss attributable to Country Risk with respect to any cash balance it maintains on deposit at a Subcustodian or other correspondent bank in regard to its global custody or trust businesses in the country where the Subcustodian or other correspondent bank is located, Bank may set such loss off against Customer's Cash Account to the extent that such loss is directly attributable to Customer's investments in that market and, to the extent that such loss is not directly attributable to any of Bank's customers' investments in that market, Bank may set such loss off in a pro-rata manner against its customers' cash account holdings in that currency, including such holdings in Customer's Cash Account.

10.6     Confidentiality.
         ---------------

         Bank shall not disclose any confidential information concerning its relationship with Customer under this Agreement except as is reasonably necessary to provide services to Customer, as required by law or regulation or the organizational documents of the issuer of any Financial Asset, or otherwise with the consent of Customer. Customer agrees to keep this Agreement confidential and, except where disclosure is required by law or regulation, shall only disclose it (or any part of it) with the prior written consent of Bank.

10.7     Insurance.
         ---------

         Bank shall not be required to maintain any insurance coverage for the benefit of Customer.

10.8     Governing Law and Jurisdiction.  Certification of Residency.
         -----------------------------------------------------------
         This Agreement shall be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York's principles regarding conflict of laws. The United States District Court for the Southern District of New York shall have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County shall have sole and exclusive jurisdiction. Either of these courts shall have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. (B) Customer certifies that it is a resident of the United States and shall notify Bank of any changes in residency. Bank may rely upon this certification or the certification of such other facts as may be required to administer Bank's obligations hereunder. Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications.

10.9     Severability and Waiver.
         -----------------------

         (a) If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions shall not in any way be affected or impaired.

         (b) Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right hereunder operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless in writing and signed by the party against whom the waiver is to be enforced.

10.10    Counterparts.
         ------------

         This Agreement may be executed in several counterparts each of which shall be deemed to be an original and together shall constitute one and the same agreement.






                                     COLUMBIA TECHNOLOGY FUND, INC.



                                     By:_______________________________________
                                     Title:
                                     Date:

                                     THE CHASE MANHATTAN BANK


                                     By:_______________________________________
                                     Title:
                                     Date:

              Investment Company Rider to Global Custody Agreement
      Between The Chase Manhattan Bank and Columbia Technology Fund, Inc.
                          effective __________________

The following modifications are made to the Agreement:

         A.  Add a new Section 2.17 to the Agreement as follows:

         "2.17. Compliance with Securities and Exchange Commission ("SEC") rule 17f-5 ("rule 17f-5").

         (a) Customer's board of directors (or equivalent body) (hereinafter `Board') hereby delegates to Bank, and, except as to the country or countries as to which Bank may, from time to time, advise Customer that it does not accept such delegation, Bank hereby accepts the delegation to it, of the obligation to perform as Customer's `Foreign Custody Manager' (as that term is defined in rule 17f-5(a)(3) as promulgated under the Investment Company Act of 1940, as amended ("1940 Act")), including for the purpose of selecting Eligible Foreign Custodians (as that term is defined in SEC rule 17f-5(a)(1), and as the same may be amended from time to time, or that have otherwise been made exempt pursuant to an SEC exemptive order) to hold foreign Financial Assets and Cash and of evaluating the contractual arrangements with such Eligible Foreign Custodians (as set forth in SEC rule 17f-5(c)(2)).

         (b) In connection with the foregoing, Bank shall:

         (i) provide written reports notifying Customer's Board of the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and of any material change in the arrangements with such Eligible Foreign Custodians, with such reports to be provided to Customer's Board at such times as the Board deems reasonable and appropriate based on the circumstances of Customer's foreign custody arrangements (and until further notice from Customer such reports shall be provided not less than quarterly with respect to the placement of Financial Assets and Cash with particular Eligible Foreign Custodians and with reasonable promptness upon the occurrence of any material change in the arrangements with such Eligible Foreign Custodians);

         (ii) exercise such reasonable care, prudence and diligence in performing as Customer's Foreign Custody Manager as a person having responsibility for the safekeeping of foreign Financial Assets and cash would exercise;

         (iii) in selecting an Eligible Foreign Custodian, first have determined that foreign Financial Assets and cash placed and maintained in the safekeeping of such Eligible Foreign Custodian shall be subject to reasonable care, based on the standards applicable to custodians in the relevant market, after having considered all factors relevant to the safekeeping of such foreign Financial Assets and cash, including, without limitation, those factors set forth in SEC rule 17f-5(c)(1)(i)-(iv);

         (iv) determine that the written contract with an Eligible Foreign Custodian requires that the Eligible Foreign Custodian shall provide reasonable care for foreign Financial Assets and Cash based on the standards applicable to custodians in the relevant market.

         (v) have established a system to monitor the continued appropriateness of maintaining foreign Financial Assets and cash with particular Eligible Foreign Custodians and of the governing contractual arrangements; it being understood, however, that in the event that Bank shall have determined that the existing Eligible Foreign Custodian in a given country would no longer afford foreign Financial Assets and cash reasonable care and that no other Eligible Foreign Custodian in that country would afford reasonable care, Bank shall promptly so advise Customer and shall then act in accordance with the Instructions of Customer with respect to the disposition of the affected foreign Financial Assets and cash.

Subject to (b)(i)-(v) above, Bank is hereby authorized to place and maintain foreign Financial Assets and cash on behalf of Customer with Eligible Foreign Custodians pursuant to a written contract deemed appropriate by Bank.

         (c) Except as expressly provided herein, Customer shall be solely responsible to assure that the maintenance of foreign Financial Assets and cash hereunder complies with the rules, regulations, interpretations and exemptive orders as promulgated by or under the authority of the SEC.

         (d) Bank represents to Customer that it is a U.S. Bank as defined in Rule 17f-5(a)(7). Customer represents to Bank that: (1) the foreign Financial Assets and cash being placed and maintained in Bank's custody are subject to the 1940 Act, as the same may be amended from time to time; (2) its Board: (i) has determined that it is reasonable to rely on Bank to perform as Customer's Foreign Custody Manager (ii) or its investment adviser shall have determined that Customer may maintain foreign Financial Assets and cash in each country in which Customer's Financial Assets and cash shall be held hereunder and determined to accept Country Risk. Nothing contained herein shall require Bank to make any selection or to engage in any monitoring on behalf of Customer that would entail consideration of Country Risk.

         (e) Bank shall provide to Customer such information relating to Country Risk as is specified in Appendix 1 hereto. Customer hereby acknowledges that:
(i) such information is solely designed to inform Customer of market conditions and procedures and is not intended as a recommendation to invest or not invest in particular markets; and (ii) Bank has gathered the information from sources it considers reliable, but that Bank shall have no responsibility for inaccuracies or incomplete information.

         B.  Add a new Section 2.18 to the Agreement as follows:

         2.18.  Compliance with SEC rule 17f-7 ("rule 17f-7").
                ---------------------------------------------

         (a) Bank shall, for consideration by Customer, provide an analysis of the custody risks associated with maintaining Customer's foreign Assets with each Eligible Securities Depository used by Bank as of the date hereof (or, in the case of an Eligible Securities Depository not used by Bank as of the date hereof, prior to the initial placement of Customer's foreign Assets at such Depository) and at which any foreign Assets of Customer are held or are expected to be held. Bank shall monitor the custody risks associated with maintaining Customer's foreign Assets at each such Eligible Securities Depository on a continuing basis and shall promptly notify Customer or its adviser of any material changes in such risks.

         (b) Bank shall exercise reasonable care, prudence and diligence in performing the requirements set forth in Section 2.18(a) above.

         (c) Based on the information available to it in the exercise of diligence, Bank shall determine the eligibility under rule 17f-7 of each depository before including it on Schedule 3 hereto and shall promptly advise Customer if any Eligible Securities Depository ceases to be eligible. (Eligible Securities Depositories used by Bank as of the date hereof are set forth in
Schedule 3 hereto, and as the same may be amended on notice to Customer from time to time.)

         (d) Bank need not commence performing any of the duties set forth in this Section 2.18 prior to ________, 2001, but Bank shall advise Customer if it is prepared to commence such duties prior to such date as to particular depositories.

         D. Add the following  after the first sentence of Section 5.1(a) of the
Agreement: "At the request of Customer, Bank may, but need not, add to Schedule 1 an Eligible Foreign Custodian where Bank has not acted as Foreign Custody Manager with respect to the selection thereof. Bank shall notify Customer in the event that it elects to add any such entity."

         E.  Add  the  following  language  as  Sections  5.1(d)  and (e) of the
         Agreement:

"        (d)      The term Subcustodian as used herein shall mean the following:

                  (i) a `U.S. Bank,' which shall mean a U.S. bank as defined in SEC rule 17f5(a)(7);

                  (ii) an `Eligible Foreign Custodian,' which shall mean: (i) a banking institution or trust company, incorporated or organized under the laws of a country other than the United States, that is regulated as such by that country's government or an agency thereof, and (ii) a majority-owned direct or indirect subsidiary of a U.S. bank or bank holding company which subsidiary is incorporated or organized under the laws of a country other than the United States. In addition, an Eligible Foreign Custodian shall also mean any other entity that shall have been so qualified by exemptive order, rule or other appropriate action of the SEC.

                  (iii) For  purposes of  clarity,  it is agreed that as used in
                  Section 5.2(a), the term Subcustodian shall not include any Eligible Foreign Custodian as to which Bank has not acted as Foreign Custody Manager.

         (e) The term `securities depository' as used herein when referring to a securities depository located outside the U.S. shall mean:

                  an "Eligible Securities Depository" which, in turn, shall have the same meaning as in rule 17f-7(b)(1)(i)-(vi) as the same may be amended from time to time, or that has otherwise been made exempt pursuant to an SEC exemptive order; provided that, prior to the compliance date with rule 17f-7 for a particular securities depository the term "securities depositories" shall be as defined in (a)(1)(ii)-(iii) of the 1997 amendments to rule 17f-5.

                                   Schedule 3

                        ELIGIBLE SECURITIES DEPOSITORIES

                                   Appendix 1

                       Information Regarding Country Risk


         1. To aid Customer in its determinations regarding Country Risk, Bank shall furnish annually and upon the initial placing of Financial Assets and cash into a country the following information (check items applicable):

         A        Opinions of local counsel concerning:

___      i.       Whether  applicable  foreign  law would  restrict  the  access afforded Customer's independent public accountants to books and records kept by an eligible foreign custodian located in that country.

___      ii.      Whether  applicable  foreign law would restrict the Customer's ability to recover its Financial Assets and cash in the event of the bankruptcy of an Eligible Foreign Custodian located in that country.

___      iii.     Whether  applicable  foreign law would restrict the Customer's ability to recover Financial Assets that are lost while under the control of an Eligible Foreign Custodian located in the country.

         B.       Written information concerning:

___      i.       The foreseeability of expropriation, nationalization, freezes, or confiscation of Customer's Financial Assets.

___      ii.      Whether  difficulties  in converting  Customer's cash and cash equivalents to U.S. dollars are reasonably foreseeable.]

         C.       A market report with respect to the following topics:

         (i) securities regulatory environment, (ii) foreign ownership restrictions, (iii) foreign exchange, (iv) securities settlement and registration, (v) taxation, and (vi) depositories (including depository evaluation), if any.

         2. To aid Customer in monitoring Country Risk, Bank shall furnish board the following additional information:

         Market flashes, including with respect to changes in the information in market reports.

                               DOMESTIC AND GLOBAL
                       SPECIAL TERMS AND CONDITIONS RIDER


   Corporate Actions and Proxies through The Depository Trust Company ("DTC")
   --------------------------------------------------------------------------

With respect to Financial Assets held at DTC, the following provisions shall apply rather than the pertinent provisions of Sections 2.10-2.11 of the
Agreement:

         Bank shall send to Customer or the Authorized Person for a Custody Account, such proxies (signed in blank, if issued in the name of Bank's nominee or the nominee of a central depository) and communications with respect to Financial Assets in the Custody Account as call for voting or relate to legal proceedings within a reasonable time after sufficient copies are received by Bank for forwarding to its customers. In addition, Bank shall follow coupon payments, redemptions, exchanges or similar matters with respect to Financial Assets in the Custody Account and advise Customer or the Authorized Person for such Account of rights issued, tender offers or any other discretionary rights with respect to such Financial Assets, in each case, of which Bank has received notice from the issuer of the Financial Assets, or as to which notice is published in publications routinely utilized by Bank for this purpose.